Exhibit 10.5
Annual Compensation of Non-Employee Directors

	2009	2008	2007
Name/Position	Retainer	Retainer	Retainer

J. Randolph Babbitt, Non-Employee Director	$36,000	$36,000	$36,000
Thomas M. Kody, Non-Employee Director	$36,000	$36,000	$36,000
John W. Edgemond IV, Non-Employee Director	$36,000	$36,000	$36,000
James L. Jadlos, Non-Employee Director	$36,000	$36,000	$36,000
The Non-Employee Directors will be paid the 2009 retainer in quarterly installments in the month following the end of each fiscal quarter.